                                                          FEDERAL IDENTIFICATION
                                                                  NO. 04-1427020

                                                                     EXHIBIT 3.2


                        The Commonwealth of Massachusetts
                             William Francis Galvin
                          Secretary of the Commonwealth
              One Ashburton Place, Boston, Massachusetts 02108-1512


                              ARTICLES OF AMENDMENT
                     (General Laws, Chapter 164, Section 8A)

We, Chester R. Messer, II, *President /

and Catherine L. Nesser,   *Clerk /

of Essex County Gas Company
   --------------------------------------------------------------------------- ,
                          (Exact name of corporation)

located at One Beacon Street, Boston, Massachusetts 02108
           ------------------------------------------------------------------- ,
                (Street address of corporation in Massachusetts)

certify that these Articles of Amendment affecting articles numbered:

                                    Article I
--------------------------------------------------------------------------------
          (Number those articles 1, 2, 3, 4, 5 and/or 6 being amended)

of the Articles of Organization were duly adopted at a meeting held on September 30, 1998, by vote of:

 100  shares of     Common                     of  100  shares outstanding,
-----           ------------------------------    -----
                (type, class & series, if any)

      shares of                                of       shares outstanding, and
-----           ------------------------------    -----
                (type, class & series, if any)

      shares of                                of       shares outstanding.
-----           ------------------------------    -----
                (type, class & series, if any)

(1)**being at least a majority of each type, class or series outstanding and entitled to vote thereon: / or (2)


*Delete the inapplicable words.    **Delete the inapplicable clause.
(1) For amendments adopted pursuant to Chapter 156B, Section 70.
(2) For amendments adopted pursuant to Chapter 156B, Section 71.

Note: If the space provided under any article or item on this form is insufficient, additions shall be set forth on one side only of separate 8 1/2 X 11 sheets of paper with a left margin of at least 1 inch. Additions to more than one article may be made on a single sheet so long as each article requiring each addition is clearly indicated.

To change the number of shares and the par value (if any) of any type, class or series of stock which the corporation is authorized to issue, fill in the following:

The total presently authorized is:

------------------------------------------------------ -----------------------------------------------------------------------------
               WITHOUT PAR VALUE STOCKS                                                 WITH PAR VALUE STOCKS
------------------------------------------------------ --------------------- ------------------------------ ------------------------
  TYPE                       NUMBER OF SHARES                  TYPE                 NUMBER OF SHARES               PAR VALUE
--------------------- -------------------------------- --------------------- ------------------------------ ------------------------
Common:                                                     Common:
--------------------- -------------------------------- --------------------- ------------------------------ ------------------------
Preferred:                                                  Preferred:
--------------------- -------------------------------- --------------------- ------------------------------ ------------------------

Change the total authorized to:
------------------------------------------------------ -----------------------------------------------------------------------------
               WITHOUT PAR VALUE STOCKS                                                 WITH PAR VALUE STOCKS
------------------------------------------------------ --------------------- ------------------------------ ------------------------
  TYPE                       NUMBER OF SHARES                  TYPE                 NUMBER OF SHARES               PAR VALUE
--------------------- -------------------------------- --------------------- ------------------------------ ------------------------
Common:                                                     Common:
--------------------- -------------------------------- --------------------- ------------------------------ ------------------------
Preferred:                                                  Preferred:
--------------------- -------------------------------- --------------------- ------------------------------ ------------------------

                                    ARTICLE I

The name of the Corporation is Essex Gas Company.

The foregoing amendment(s) will become effective when these Articles of Amendment are filed in accordance with General Laws, Chapter 156B, Section 6 unless these articles specify, in accordance with the vote adopting the amendment, a later effective date not more than thirty days after such filing, in which event the amendment will become effective on such later date.

Later effective date: ____________________________ .

SIGNED UNDER THE PENALTIES OF PERJURY, this 30th day of October, 1998


/s/ Chester R. Messer, II                                *President /
--------------------------------------------------------
Chester R. Messer, II


/s/ Catherine L. Nesser                                  *Clerk /
--------------------------------------------------------
Catherine L. Nesser

*Delete the inaplicable words.

                        THE COMMONWEALTH OF MASSACHUSETTS

                              ARTICLES OF AMENDMENT
                    (General Laws, Chapter 156B, Section 72)

                ================================================

I hereby approve the within Articles of Amendment and, the filing fee in the amount of $100.00 having been paid, said articles are deemed to have been filed with me this 6th day of November, 1998.

Effective date: _______________________________________________________________

                           /s/ William Francis Galvin

                             WILLIAM FRANCIS GALVIN
                          Secretary of the Commonwealth


                         TO BE FILLED IN BY CORPORATION
                      Photocopy of document to be sent to:

                           Catherine L. Nesser, Clerk
                      -------------------------------------------------------
                           Essex Gas Company
                      -------------------------------------------------------
                           c/o Boston Gas Company
                      -------------------------------------------------------
                           One Beacon Street, Boston, Massachusetts 02108
                           Telephone: (617) 742-8400
                                      ---------------------------------------